AUTHORIZATION FOR ATTORNEY-IN-FACT TO SIGN REGISTRATION STATEMENT ON

BEHALF OF PRESIDENT (CHIEF EXECUTIVE OFFICER) AND TREASURER (CHIEF

FINANCIAL OFFICER)

VOTED:	That the President (Chief Executive Officer) and the Treasurer (Chief Financial Officer) of Frost Family of Funds (the “Trust”) are granted the authority to execute a power of attorney in favor of other appropriate persons, as determined by such officers, for the purpose of signing the Trust’s Registration Statement on Form N-1A and N-14, as applicable, and any amendments thereto.